                                                                  EXHIBIT 3.3(a)




                              FIRST AMENDMENT TO
                             AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT



                                      OF



                            EQUISTAR CHEMICALS, LP

                    FIRST AMENDMENT TO AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                      OF
                            EQUISTAR CHEMICALS, LP

        This First Amendment to the Amended and Restated Limited Partnership Agreement of Equistar Chemicals, LP, dated as of June 30, 1998 (the "First Amendment"), is entered into by and among Lyondell Petrochemical G.P. Inc., a Delaware corporation ("Lyondell GP"), Lyondell Petrochemical L.P. Inc., a Delaware corporation ("Lyondell LP"), Millennium Petrochemicals GP LLC, a Delaware limited liability company ("Millennium GP"), Millennium Petrochemicals LP LLC, a Delaware limited liability company ("Millennium LP"), PDG Chemical Inc., a Delaware corporation ("Occidental GP"), Occidental Petrochem Partner 1, Inc., a Delaware corporation ("Occidental LP1"), Occidental Petrochem Partner 2, Inc., a Delaware corporation ("Occidental LP2"), and Occidental Petrochem Partner GP, Inc., a Delaware corporation ("New Oxy GP").

        WHEREAS, reference is here made for all purposes to the Amended and Restated Limited Partnership Agreement of Equistar Chemicals, LP, dated May 15, 1998 (the "Partnership Agreement"); and

        WHEREAS, all capitalized terms that are defined in the Partnership Agreement, but are not defined in this First Amendment, shall have the same meanings as defined in the Partnership Agreement; and

        WHEREAS, Occidental GP wishes to convert 294 of its General Partner Units in the Partnership to Limited Partner Units, and to transfer such Units to Occidental LP2, and each of the other Partners are willing to consent to such conversion and transfer; and

        WHEREAS, Occidental GP wishes to transfer its remaining General Partner Unit to New Oxy GP, and to withdraw from the Partnership and New Oxy GP wishes to be admitted to the Partnership as a General Partner, and each of the other Partners are willing to consent to such transfer, withdrawal, and admission;

        NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

        1. Transfers and Withdrawal. (a) Occidental GP hereby converts 294 of its 295 General Partner Units in the Partnership into 294 Limited Partner Units in the Partnership.

            (b) Occidental GP does hereby transfer its 294 Limited Partner Units to Occidental LP2.

            (c) Occidental GP does hereby transfer its remaining 1 General Partner Unit to New Oxy GP. Concurrently New Oxy GP is hereby admitted into the Partnership as a

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     General Partner of the Partnership. Concurrently, Occidental GP hereby withdraws from the Partnership.

          (d) New Oxy GP assumes all of the obligations of Occidental GP under or in respect of the Partnership.

     2. Amendments. (a) Any reference in the Partnership Agreement to Occidental GP shall hereafter be deemed for all purposes to mean New Oxy GP.

          (b) As a result of the conversions, the withdrawal and the transfers described herein, Section 2.1 of the Partnership Agreement is restated in its entirety as follows:

          "2.1 Holdings of Partners. Effective as of the close of business on June 30, 1998, the Units shall be owned as follows:


                             Partner         Units
                             -------         -----

                            Lyondell GP          820

                           Millennium GP         590

                           Occidental GP           1

                            Lyondell LP       40,180

                           Millennium LP      28,910

                           Occidental LP1      6,623

                           Occidental LP2     22,876

                              TOTAL          100,000
                              =====          =======

     The Units shall entitle the holder to the distributions set forth in
Section 3 and to the allocation of Profits, Losses and other items as set forth in Section 4. Units shall not be represented by certificates."

     3. References to and Effect on Partnership Agreement. (a) The provisions of the Partnership Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with their terms following the effectiveness of this First Amendment. Each Partner, by executing this First Amendment, (i) consents to the admission of New Oxy GP into the Partnership and as a General Partner, (ii) consents to the withdrawal of PDG Chemical, Inc. as a General Partner and (iii) ratifies all actions done in comtemplation of items (i) and
(ii) herein.

        (b) On and after the date first written above, each reference in the Partnership Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and

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     any reference to the Partnership Agreement in any certificate or document delivered in connection therewith, shall mean and be a reference to the Partnership Agreement as amended hereby.

          (c) The General Partners shall, or shall cause the Partnership to, execute, swear to, acknowledge, deliver, file or record in public offices and publish all such certificates, notices, statements or other instruments, and take all such other actions, as may be required by law for the purpose of reflecting the withdrawals and admissions herein, including, but not limited to, an amendment of the Certificate of Limited Partnership of the Partnership pursuant to Section 17-204 of the Act.

     4. Representations and Warranties. Each of Occidental GP and New Oxy Gp represent and warrant to the other Partners as follows:

          (a) Due Organization; Good Standing and Power. New Oxy GP is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. New Oxy GP has all requisite power and authority to enter into this First Amendment and to perform its obligations hereunder. New Oxy GP is duly authorized, qualified or licensed to do business as a foreign corporation and is in good standing in the State of Texas and in each of the other jurisdictions in which its right, title or interest in or to any of its assets or properties requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a material adverse effect.

          (b) Authorization and Validity of Agreements. The execution, delivery and performance of this First Amendment by New Oxy GP and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of New Oxy GP. Except to the extent heretofore obtained, no other corporate action or action by stockholders is necessary for the authorization, execution, delivery and performance by New Oxy GP of this First Amendment and the consummation by New Oxy GP of the transactions contemplated hereby. This First Amendment has been duly executed and delivered by New Oxy GP and constitutes a legal, valid and binding obligation of New Oxy GP, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles.

        (c) No Consents Required; No Conflict with Instruments to which New Oxy GP is a Party. The execution, delivery and performance of this First Amendment by New Oxy GP, the performance by New Oxy GP of its obligations under the Partnership Agreement (as amended by this First Amendment) and the consummation of New Oxy GP of the transactions contemplated hereby or thereby (i) will not require any consent except for such consents the failure of which to be obtained or made, would not in the aggregate reasonably be expected to have a material adverse effect; and (ii) will not violate (with or without the

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     giving of notice or the lapse of time or both) or conflict with, or result in the breach of termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of New Oxy GP, any agreement or instrument to which New Oxy GP is a party, except for such obligations, conflicts, breaches, terminations, defaults or accelerations or which would not in the aggregate reasonably be expected to have a material adverse effect.

     5. Secretary's Certificate. New Oxy GP shall provide to each of the other General Partners and the Partnership a copy of a secretary's certificate in the form attached as Appendix I hereto.

     6. Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     7. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflicts of law principles.




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        IN WITNESS WHEREOF, this First Amendment has been executed on behalf of each of the parties hereto, by their respective officers thereunto duly authorized, effective as of the date first written above.

                                        GENERAL PARTNERS:

                                        LYONDELL PETROCHEMICAL G.P. INC.

                                        By:  /s/ Kerry A. Galvin
                                           ---------------------------------
                                        Name:
                                        Title:


                                        MILLENNIUM PETROCHEMICALS GP LLC

                                        By: Millennium Petrochemicals Inc., its
                                            Manager

                                            By: /s/ George H. Hempstead, III
                                                -----------------------------
                                            Name:   George H. Hempstead, III
                                            Title:  Vice President


                                        OCCIDENTAL PETROCHEM PARTNER
                                        GP, INC.


                                        By: /s/ David C. Yen
                                           -----------------------------------
                                        Name:   David C. Yen
                                        Title:  Vice President and Treasurer


                                        WITHDRAWING GENERAL PARTNER:

                                        PDG CHEMICAL INC.


                                        By: /s/ J.R. Havert
                                           -----------------------------------
                                        Name:   J.R. Havert
                                        Title:  Vice President and Assistant
                                                 Treasurer


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                                        LIMITED PARTNERS:

                                        LYONDELL PERTOCHEMICAL L.P. INC.

                                        By: /s/ Kerry a. Galvin
                                           -----------------------------------
                                        Name:
                                        Title:


                                        MILLENNIUM PETROCHEMICALS LP LLC

                                        By: Millennium Petrochemicals Inc., its
                                            Manager

                                            By: /s/ George H. Hempstead, III
                                                -----------------------------
                                            Name:   George H. Hempstead, III
                                            Title:  Vice President


                                        OCCIDENTAL PETROCHEM PARTNER 1, INC.


                                        By: /s/ David C. Yen
                                           -----------------------------------
                                        Name:   David C. Yen
                                        Title:  Vice President and Treasurer


                                        OCCIDENTAL PETROCHEM PARTNER 2, INC.

                                        By: /s/ David C. Yen
                                           -----------------------------------
                                        Name:   David C. Yen
                                        Title:  Vice President and Treasurer

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